Exhibit 99.2



NEWS RELEASE

Homestake Mining Company
650 California Street
San Francisco, CA 94108
Phone:  415/981-8150
Fax:    415/397-5038

Contact:

Wayne Kirk
Vice President and
General Counsel
415-981-8150



                    Homestake Mining To Register The Shares
              It Expects To Issue To Acquire Minority Interest In
                      Homestake Gold of Australia Limited


San Francisco, CA, August 25, 1995 -- Homestake Mining Company (NYSE:HM) said today that it will file a registration statement under the Securities Exchange Act of 1933 with respect to the shares it expects to issue to acquire the minority interest in its subsidiary, Homestake Gold of Australia Limited
(HGAL). On August 14, 1995, Homestake first announced its intention to make an offer for the 18.5% of HGAL that Homestake does not own already.

The decision to register the shares to be offered will eliminate any confusion regarding whether such shares will be freely tradable in recognized securities markets.

The Homestake shares will be offered only by means of the takeover bid document/prospectus.

Homestake is one of the largest gold producers in the world with 1995 gold production estimated to be about 1.9 million ounces. The Company has major gold operations in the United States, Canada and Australia.


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